Exhibit 10.1
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the “Agreement”) is effective January 1, 2006, by and among Meadowbrook, Inc., and Meadowbrook Insurance Group, Inc., (hereinafter referred to as the “Company”), and Merton J. Segal (hereinafter referred to as the “Executive”).
RECITALS:
     WHEREAS, the Company and the Executive desire to set forth their respective rights and obligations in connection with the employment of the Executive by the Company by entering into a contract of employment;
     NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements and understandings contained herein, the parties hereto agree as follows:
AGREEMENT:
     1. Employment. The Company agrees to employ the Executive during the Employment Term (as such term is hereinafter defined in Paragraph ) and the Executive hereby accepts such employment by the Company, subject to the terms and conditions hereinafter set forth and the Company’s Associate Manual (hereinafter referred to as the “Manual”). To the extent that the terms and Conditions of this Agreement conflict with the Manual, this Agreement shall control while in effect. This Agreement establishes the terms of Executive’s employment and the payments to which the Executive is entitled during such employment and upon termination of employment. Nothing in this Agreement changes the at-will status of the Executive’s employment. The Company retains the right to terminate Executive’s employment with the Company for any reason and at any time and the Executive retains the same right.
     2. Responsibilities and Duties. The Executive shall be employed as the Company’s Chairman or in such other position(s) and with such responsibilities and duties as the Board of Directors of the Company may from time to time determine. The Executive shall devote his full working time to the performance of his responsibilities and duties hereunder.
     3. Compensation. In consideration of the performance by Executive of his obligations during the Employment Term, the Company will during the Employment Term pay the Executive:
(A)	Base Salary. A base salary of not less than $31,250 per month (hereinafter referred to as “Base Salary”). Such Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. Any increases in the Base Salary shall be determined by the Company.

(B)	Discretionary Bonus. A discretionary bonus targeted at a minimum of fifty percent (50%) of Executive’s Base Salary (hereinafter referred to as the “Discretionary Bonus”). This Discretionary Bonus may be paid at the sole discretion of the Company and will be based on attainment of:
(1)	Corporate Goals (growth & profit);

(2)	Profit Center Goals; and

(3)	Personal Goals and Objectives.
The Company and the Executive shall annually review and establish the Discretionary Bonus target and the bonus formula described in Section 3(B)(1)-(3).
(C)	Stock Options. The Executive has been, and shall continue to be, eligible for the stock options, in accordance with the terms and conditions of the 1995 and 2002 Stock Option Plans of Meadowbrook Insurance Group, Inc. In the event of any Change in Control, all stock options previously granted to the Executive shall become exercisable by the Executive.

(D)	Long Term Incentive Plan. The Executive shall be eligible for restricted stock awards and performance bonus awards under the Meadowbrook Insurance Group, Inc. Long Term Incentive Plan.

(E)	Severance.
(1)	Without Cause Termination or Termination for Good Reason. In the event that prior to a Change in Control, Executive’s employment is terminated by the Company during the Employment Term without Cause or terminated by the Executive for Good Reason, then the Company shall make the following payments to the Executive:
(i)	Executive shall be paid a severance equal to the lesser of twenty-four (24) months of his Base Salary, or the Base Salary for the months remaining in the Employment Term. This severance shall be paid bi-monthly in accordance with the Company’s regular payment schedule of its employees.

(ii)	The Executive shall also be entitled to payment of a pro rata share of such portion of the Discretionary Bonus for the year in which his employment terminates that is based on Company performance criteria. Such pro rata portion shall be determined by a fraction, the numerator of which is the number of days in the year that the Executive is employed by the Company and the denominator of which is 365.

Such payment shall be made no later than the February 28 of the calendar year immediately following the year in which Executive’s employment terminates.
(iii)	The Company shall also pay the Executive an amount equal to the premiums payable by the Executive in the event the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Such payments shall cease upon the earlier of eighteen (18) months of continuation coverage or the cessation of the Executive’s and the Executive’s family members rights to COBRA continuation coverage. The Company shall make such payments directly to the party to whom premiums are payable at such times as they are due under COBRA.
(2)	Termination Following Change in Control. In the event that following a Change in Control, Executive’s employment is terminated by the Company during the Employment Term without Cause or terminated by the Executive for Good Reason, then the Company shall make the following payments to the Executive:
(i)	The Company shall make a single lump sum payment to Executive equal to two (2) times the sum of the Executive’s existing Base Salary and the Executive’s target Discretionary Bonus, subject to repayment by the Executive upon the Executive’s breach of his covenant to not compete with the Company or to solicit Company employees as provided in Section 7. The Company shall make such payment within ten (10) days following the date the Executive’s employment terminates.

(ii)	The Executive shall also be entitled to payment of a pro rata share of such portion of the Discretionary Bonus for the year in which his employment terminates that is based on Company performance criteria. Such pro rata portion shall be determined by a fraction, the numerator of which is the number of days in the year that the Executive is employed by the Company and the denominator of which is 365. Such payment shall be made no later than the

February 28 of the calendar year immediately following the year in which Executive’s employment terminates.
(iii)	The Company shall also pay the Executive an amount equal to the premiums payable by the Executive in the event the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Such payments shall cease upon the earlier of eighteen (18) months of continuation coverage or the cessation of the Executive’s and the Executive’s family members rights to COBRA continuation coverage. The Company shall make such payments directly to the party to whom premiums are payable at such times as they are due under COBRA.
(3)	For Cause Termination.
(i)	For purposes of this Agreement, “Cause” shall mean:
(a)	the failure by the Executive to obey the reasonable and lawful orders of the Board of Directors of the Company or his direct supervisor;

(b)	misconduct by the Executive that is materially injurious to the Company; or

(c)	the Executive engaging in dishonest activities injurious to the Company.
(ii)	Should the Executive’s employment be terminated by the Company for Cause during the Employment Term, this Agreement shall be terminated forthwith without notice or payment in lieu thereof and the Executive shall not be entitled to receive any other consideration (beyond consideration accrued to the date of dismissal that is owing but not yet paid) from the Company.

(iii)	Further, in the event the Executive’s employment is terminated by the Company during the Employment Term for Cause Executive shall be paid no severance payments.

(F)	Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have taken place upon:
(1)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph 1, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph 3 of this Section (F); or

(2)	Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person, other than the Board of Directors of the Company, shall not be deemed to be a member of the Incumbent Board; or
(3)	Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(4)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(G)	Good Reason. Executive will be deemed to have terminated his employment for “Good Reason” if he tenders his resignation to the Company following the occurrence of any one or more of the following, without Executive’s prior written consent and the Executive have not entered into a written agreement that replaces this Agreement: (i) Executive is not reelected to or is removed as Chairman of the Company; (ii) the Company fails to vest Executive with or removes from him the duties, responsibilities, authority or resources that he reasonably needs to competently perform his duties as Chairman of the Company; (iii) the Company changes the primary location of Executive’s employment to a place that is more than 50 miles from Southfield, Michigan; or (iv) the Company otherwise commits a material breach of its obligations under this Agreement and fails to cure the breach within 30 days after Executive gives the Company written notice of the breach.
     4. Other Benefits. The Executive shall also be entitled to such additional benefits as outlined in the Manual during the Employment Term or severance period, with the exception of 401(k) participation during the severance period.
     5. Employment Term. The period of the Executive’s employment by the Company under this Agreement (the “Employment Term”) shall commence on January 1, 2006 and terminate on December 31, 2008, or such earlier date upon the occurrence of any of the following events:
(A)	the death or retirement of the Executive;

(B)	the date on which the Company discharges the Executive by reason of the Executive’s Total Disability. For purposes of this Agreement, “Total Disability” shall have the same meaning as used in the Manual and consistent with the Long Term Disability Benefits of the Company;

(C)	a mutual written agreement between the Company and the Executive regarding an early termination date; or

(D)	the date on which the Company terminates the Executive’s employment for Cause as recited in Section 3(E)(3).
In the event this Agreement terminates because of the Executive’s death, the Company agrees to pay the Executive’s estate or his designee, 50% of the Executive’s Base Salary for the months remaining in the Employment Term. This payment shall be made in accordance with the normal payroll practices of the Company then in effect.

     6. Confidential Information Agreement. Executive agrees that the Confidential Information Agreement executed by him and dated March 12, 1975 (the “Confidential Information Agreement”), which includes, not by way of limitation, covenants not to compete with the Company and covenants to refrain from soliciting employees to leave the Company’s employment, shall remain in full force and effect.
     7. Covenant not to Compete or Solicit Employees. In the event severance becomes payable to Executive following a Change in Control, Executive agrees to the restrictive covenants of this Section:
(A)	Executive agrees that, for two (2) years following the termination of Executive’s employment under circumstances described in Section 3(E)(2), he will not, without the Company’s prior written consent, directly or indirectly Compete with the Company or any of its subsidiaries. For the purposes of Section 7(A):
(1)	“Compete” means directly or indirectly owning, managing or operating a Competitor, which solicits or obtains business of the Company, or directly or indirectly serving as an employee, officer or director of or a consultant to a Competitor which solicits or obtains business of the Company, or soliciting or inducing any employee or agent of the Company to terminate employment with the Company or any of its subsidiaries and become employed by a Competitor.

(2)	“Competitor” means any person, firm, partnership, corporation, trust or other entity that owns, controls or is an insurance company or a or similar financial services company (a “Financial Services Company”).
(B)	In the event that a successor to the Company succeeds to or assumes the Company’s rights and obligations under this Agreement, Section 7(A) will apply only to the Company as it existed immediately before the succession or assumption occurred and will not apply to any of the successor’s other offices.

(C)	Section 7(A) will not prohibit Executive from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the Nasdaq or NYSE and do not represent more than 5% of the outstanding capital stock of any Financial Services Company.

(D)	Executive agrees that a violation of this Section 7 would result in direct, immediate and irreparable harm to the Company, and in such event, agrees that the Company, in addition to their other rights and remedies, would be entitled to injunctive relief enforcing the terms and provisions of this Section 7 and a return to the Company of any severance payments under Section 3(E)(2). The terms of this Section are intended to be in addition to any restrictions contained in the Confidential Information Agreement.
     8. Binding Effect; Assignment. The Company may assign this Agreement to any of its affiliates or their successors or assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its affiliates and their successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Executive. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives.
     9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement shall supersede the Executive’s Employment Agreement (including the Amendment dated April 1, 2005) dated January 1, 2004.
     10. Notices. All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand (including by courier), mailed by registered or certified mail, postage prepaid (return receipt requested), or sent by facsimile transmission, as follows:

If to the Executive:	If to the Company:

To the address on file	MEADOWBROOK, INC
with the Company’s	Attn: Human Resources
Human Resources	26600 Telegraph Road, Suite 300
Department as the	Southfield, MI 48034
Executive’s home address.
or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or, if mailed upon receipt thereof; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

     11. Severability. If any provision of this Agreement, or any application thereof to any circumstance, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.
     12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, excluding any choice of law rule requiring application of the law or any other jurisdiction. Any action arising out of or relating to this Agreement, its performance, enforcement or breach, will be venued in the Circuit Court for the County of Oakland, State of Michigan.
     13. Entire Agreement. This Agreement and the Confidential Information Agreement, which is incorporated herein by reference, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between them as to such subject matter.
     14. Headings. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 3rd day of March, 2006.

MEADOWBROOK INSURANCE GROUP, INC.
/s/ Robert S. Cubbin
By: Robert S. Cubbin
Its: President & CEO

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 3rd day of March, 2006.

MEADOWBROOK, INC.
/s/ Robert S. Cubbin
By: Robert S. Cubbin
Its: President

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 3rd day of March, 2006.

/s/ Merton J. Segal
Merton J. Segal